ORION ENGINEERED CARBONS

Exhibit 99.1	INVESTOR CONTACT: Wendy Wilson Investor Relations +1 281-974-0155
Orion Engineered Carbons Announces
Second Quarter Financial Results

HOUSTON—August 4, 2022—Orion Engineered Carbons (NYSE: OEC), a specialty chemical company, today announced financial results for the second quarter of 2022.
Second Quarter 2022 Financial Highlights
•Net sales of $541.2 million, up $140.2 million, year over year
•Net income of $29.7 million, down $59.4 million, year over year; prior year includes $79.5 million cash for Evonik settlement
•Diluted EPS of $0.49, down $0.98, year over year; prior year includes $79.5 million cash for Evonik settlement
•Adjusted EPS1 of $0.58, down $0.04, year over year
•Record Adjusted EBITDA1 of $83.4 million, up $4.6 million, year over year
1 The reconciliations of Non-U.S. GAAP (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
Recent News
•Held first investor day - shared pathway to $500 million mid-cycle Adjusted EBITDA capacity by 2025
•Expanded Senior Secured Revolving Credit Facility by €100 million to €350 million
•Announced the early 2023 completion of a gas black expansion to meet historical and continuous high demand
“Orion’s record second quarter and first half results reflect a step-up in our earnings capacity with more to come. Our Huaibei greenfield project, significant debottlenecking projects and our acetylene project in the U.S. will contribute further over the coming 12 to 24 months. The team overcame the effects of a strong U.S. dollar, carbon black oil challenges in Eastern Europe, ongoing shipping challenges and inflationary pressures to increase Adjusted EBITDA by 5.8 percent, with both businesses performing extremely well,” said Corning Painter, Orion’s chief executive officer.
“We are determined to find opportunities during the current dynamic market conditions and have positioned ourselves to profit from several underlying trends. Carbon black remains in tight supply in Europe and the Americas. The 2023 pricing negotiations are going well, with several negotiations now principally complete and the drivers for conductive carbon additives continue to grow. With our capital expenditures transitioning away from U.S. air emissions compliance to high return projects in the next 12 months, we are well positioned to continue to grow our EBITDA and, starting in 2023, to generate strong discretionary cash flows further driving profitability, sustainability and returns to shareholders,” said Mr. Painter.

ORION ENGINEERED CARBONS
Second Quarter 2022 Overview:

(In millions, except per share data or stated otherwise)	Q2 2022	Q2 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	251.4	250.3	1.1	0.4%
Net sales	541.2	401.0	140.2	35.0%
Gross profit	119.8	110.1	9.7	8.8%
Gross profit per metric ton	476.5	439.8	36.7	8.3%
Income from operations	52.9	132.5	(79.6)	60.1%
Net income	29.7	89.1	(59.4)	66.7%
Adjusted EBITDA (1)	83.4	78.8	4.6	5.8%
Basic EPS	0.49	1.47	(0.98)	(66.7)%
Diluted EPS	0.49	1.47	(0.98)	(66.7)%
Adjusted EPS(1)	0.58	0.62	(0.04)	(6.5)%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.

Volumes increased by 1.1 kmt, year over year, primarily due to higher demand in our Rubber Carbon Black segment, partially offset by lower volume in the Specialty Carbon Black segment.

Net sales increased by $140.2 million, or 35.0%, year over year, driven primarily by passing through of higher feedstock costs, pricing, favorable product mix in both segments and higher volume in Rubber Carbon Black segment, partially offset by the impact of unfavorable foreign currency translation and lower volume in Specialty Carbon Black segment.

Gross profit increased by $9.7 million, or 8.8%, to $119.8 million, year over year, primarily due to pricing and favorable product mix.

Income from operations decreased by $79.6 million, or 60.1%, to $52.9 million, year over year, driven primarily by the Evonik settlement related gain of $82.9 million in the prior period and higher selling and general and administrative costs, partially offset by pricing, favorable product mix and higher volumes. Higher margins resulted from price realization to recover environmental and reliability-related capital expenditures.

Adjusted EBITDA increased by $4.6 million, or 5.8%, to $83.4 million, year over year, primarily due to pricing, favorable product mix and higher volume in our Rubber Carbon Black segment, partially offset by lower sales volume in our Specialty Carbon Black segment and higher selling, general and administrative costs.

ORION ENGINEERED CARBONS
Quarterly Business Segment Results

SPECIALTY CARBON BLACK

(In millions, unless stated otherwise)	Q2 2022	Q2 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	59.7	68.1	(8.4)	(12.3)%
Net sales	181.9	156.3	25.6	16.4%
Gross profit	60.6	53.0	7.6	14.3%
Gross profit per metric ton	1,015.1	779.2	235.9	30.3%
Adjusted EBITDA	45.4	39.3	6.1	15.5%
Adjusted EBITDA/metric ton	760.5	578.3	182.2	31.5%
Adjusted EBITDA margin (%)	25.0%	25.2%	(20)bps	(0.8)%
Net sales rose by $25.6 million, or 16.4%, to $181.9 million, year over year, primarily driven by pricing and favorable product mix, partially offset by lower sales volume and impact of unfavorable foreign currency translation.
During the second quarter of 2022, Specialty Black volumes were lower primarily due to lower demand and price competition in lower-end markets.
Adjusted EBITDA rose by $6.1 million, or 15.5%, to $45.4 million, year over year, primarily driven by higher margins and favorable product mix, partially offset by lower sales volume and higher selling, general and administrative costs. Year over year, Adjusted EBITDA per ton increased by $182.2 or 31.5%, to $760.5.
Year over year, Adjusted EBITDA margin is comparable despite higher feedstock prices. Margins per ton increased due to price realization to recover environmental and reliability-related capital expenditures.

RUBBER CARBON BLACK

(In millions, unless stated otherwise)	Q2 2022	Q2 2021	Y/Y Change	Y/Y Change in %
Volume (kmt)	191.7	182.2	9.5	5.2%
Net sales	359.3	244.7	114.6	46.8%
Gross profit	59.2	57.1	2.1	3.7%
Gross profit per metric ton	308.8	313.0	(4.2)	(1.3)%
Adjusted EBITDA	38.0	39.5	(1.5)	(3.8)%
Adjusted EBITDA/metric ton	198.2	216.5	(18.3)	(8.4)%
Adjusted EBITDA margin (%)	10.6%	16.1%	(550)bps	(34.2)%
Rubber Carbon Black segment volumes increased by 9.5 kmt, or 5.2%, year over year, reflecting higher demand in Americas and Europe/Middle East/Africa (“EMEA”).
Net sales increased by $114.6 million, or 46.8%, to $359.3 million, year over year, primarily due to passing through of higher feedstock costs, pricing, higher volume and favorable product mix, partially offset by the impact of unfavorable foreign currency translation.
Rubber Adjusted EBITDA declined by $1.5 million, or 3.8%, to $38.0 million, year over year, driven by the impact of unfavorable foreign currency translation and higher selling, general and administrative costs, partially offset by pricing, product mix and higher volume. Year over year, Adjusted EBITDA per ton decreased by $18.3, or 8.4% to $198.2, year over year, reflecting dilution from pass through of higher input costs.

ORION ENGINEERED CARBONS
Adjusted EBITDA margin decreased 550 basis points to 10.6%, primarily due to the revenue impact from higher feedstock prices. Margins per ton decreased due to dilution from pass through of higher input costs.
Balance Sheet
As of June 30, 2022, the company had total liquidity of $228.2 million, including cash and equivalents of $40.9 million, $155.6 million availability under our revolving credit facility, including ancillary lines, and $31.7 million of capacity under other available credit lines. Net debt was $846.5 million and net leverage was 2.97x.
Outlook
“The second half of 2022 will be busy for us. We are on track to complete the air emission controls work in Borger, Texas, complete the mechanical phase of our greenfield plant in Huaibei, complete a meaningful debottlenecking project and we are working hard on shifting European reactors to away from natural gas firing. We co-generate electricity and/or provide community heating at all of our European sites that use natural gas, so there is a good case for us being exempted from curtailments. Nonetheless, we are working hard to meet the 15 percent voluntary natural gas reduction target promoted by the E.U. and protect our business. We are confirming our Adjusted EBITDA range of $310 million to $340 million and Adjusted earnings per share range of $2.00 to $2.35 per share,” Mr. Painter concluded.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Friday, August 5, 2022, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follows:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through August 12, 2022:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13731069
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion Engineered Carbons
Orion Engineered Carbons (NYSE:OEC) is a global supplier of carbon black products including high-performance specialty gas blacks, acetylene blacks, furnace blacks, lamp blacks, thermal blacks, and other carbon blacks that tint, colorize and enhance the performance of polymers, plastics, paints and coatings, inks and toners, textile fibers, adhesives and sealants, batteries, tires, and mechanical rubber goods, such as automotive belts and hoses. The company has over 125 years of history

ORION ENGINEERED CARBONS
providing customized solutions from a network of 14 global production sites and is dedicated to responsible business practices that emphasize reliability, innovation and sustainability. For more information, please visit orioncarbons.com.
Forward-Looking Statements
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” and “Quarterly Business Segment Results” sections above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. Forward-looking statements are typically identified by words such as “anticipate,” "assume," “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.
These forward-looking statements include, without limitation, statements about the following matters: • our strategies for (i) mitigating the impacts of the global outbreak of the Coronavirus, (ii) strengthening our position in specialty carbon blacks and rubber carbon blacks, (iii) increasing our rubber carbon black margins and (iv) strengthening the competitiveness of our operations; • the ability to pay dividends at historical dividend levels or at all; • cash flow projections; • the installation of pollution control technology in our United States (“U.S.”) manufacturing facilities pursuant to the EPA consent decree described herein; • the outcome of any in-progress, pending or possible litigation or regulatory proceedings; and • our expectation that the markets we serve will continue to grow.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: • the effects of the COVID-19 pandemic on our business and results of operations; • negative or uncertain worldwide economic conditions; • volatility and cyclicality in the industries in which we operate; • operational risks inherent in chemicals manufacturing, including disruptions due to technical difficulties, severe weather conditions or natural disasters; • our dependence on major customers and suppliers; • our ability to compete in the industries and markets in which we operate; • our ability to address changes in the nature of future transportation and mobility concepts which may impact our customers and our business; • our ability to develop new products and technologies successfully and the availability of substitutes for our products; • our ability to implement our business strategies; • volatility in the costs and availability of raw materials and energy as a result of the ongoing Russia and Ukraine conflict; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; • our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects; • information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business in some countries; • any and all impacts from the Russian war against the Ukraine and/or any escalation thereof as well as related energy shortages or other economic or physical impairments or disruptions; • geopolitical events in the European Union (“EU”), relations amongst the EU member states as well as future relations between the EU and other countries and organizations; • environmental, health and safety regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities; • possible future investigations and enforcement actions by governmental, supranational agencies or other organizations; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases; • market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; • litigation or legal proceedings, including product liability and environmental claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • changes in international and local economic conditions, including with regard to the dollar and the euro, dislocations in credit and capital markets and inflation or deflation; • potential impairments or write-offs of certain assets; • required increases in our pension fund contributions; • the adequacy of our insurance coverage; • changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • challenges to our decisions and assumptions in assessing and complying with our tax obligations; and • potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion Engineered Carbons SA (a Luxembourg incorporated entity) in the U.S.

ORION ENGINEERED CARBONS
You should not place undue reliance on forward-looking statements. We present certain financial measures that are not prepared in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are Contribution margin, Contribution margin per metric ton, Adjusted EBITDA, Adjusted EPS, Net working capital and Capital expenditures. Adjusted EBITDA, Adjusted EPS, Contribution margin and Net working capital are not measures of performance under U.S. GAAP and should not be considered in isolation or construed as substitutes for net sales, consolidated profit (loss) for the period, Income from operations, Gross profit or other U.S. GAAP measures as an indicator of our operations in accordance with U.S. GAAP. For a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures, see table titled Reconciliation of Non-GAAP to GAAP Financial Measures.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in Note Q, Commitments and Contingencies. to our audited Consolidated Financial Statements regarding contingent liabilities, including litigation in the same 10-K. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and which may not be comparable to other similarly titled measures of other companies. These non-GAAP measures are, but are not limited to, Contribution Margin, Contribution Margin per metric ton (collectively, “Contribution Margins”), Adjusted EBITDA, Net Working Capital and Capital Expenditures. We define Contribution Margin as revenue less variable costs (such as raw materials, packaging, utilities and distribution costs). We define Contribution Margin per metric ton as Contribution Margin divided by volume measured in metric tons. We define Adjusted EBITDA as Income from operations before depreciation and amortization, restructuring expenses, consulting fees related to Company strategy, gain related to legal settlement, and includes equity earnings (loss) in affiliated companies, net of tax. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We define Net Working Capital as inventories plus current trade receivables minus trade payables. We define Capital Expenditures as cash paid for the acquisition of intangible assets and property, plant and equipment as shown in the Condensed Consolidated Financial Statements. We also use Segment Adjusted EBITDA Margin, which we define as Adjusted EBITDA for the relevant segment divided by the revenue for that segment.
We use Adjusted EBITDA as an internal measure of performance to benchmark and compare performance among our own operations. We use these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of our business. We believe these measures are useful measures of financial performance in addition to consolidated Net income for the period, Income from operations and other profitability measures under GAAP because they facilitate operating performance comparisons from period to period and company to company and, with respect to Contribution Margin, eliminate volatility in feedstock prices. By eliminating potential differences in results of operations between periods or companies caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures and taxation positions or regimes, Adjusted EBITDA provides a useful additional basis for comparing the current performance of the underlying operations being evaluated. For these reasons, EBITDA-based measures are often used by the investment community as a means of comparison of companies in our industry. By deducting variable costs (such as raw materials, packaging, utilities and distribution costs) from revenue, we believe that Contribution Margins can provide a useful basis for comparing the current performance of the underlying operations being evaluated by indicating the portion of revenue that is not consumed by these variable costs and therefore contributes to the coverage of all costs and profits.
Different companies and analysts may calculate measures based on EBITDA, contribution margins and working capital differently, so making comparisons among companies on this basis should be done carefully. Adjusted EBITDA, Contribution Margins and Net Working Capital are not measures of performance under GAAP and should not be considered in isolation or construed as substitutes for Revenue, consolidated Net income for the period, Income from operations, Gross profit or other GAAP measures as an indicator of our operations in accordance with GAAP.

ORION ENGINEERED CARBONS
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each of Adjusted EBITDA, Contribution margin and Contribution margin per metric ton and Adjusted Earnings per shares (“EPS”) to the most directly comparable GAAP measure:
Reconciliation of Adjusted EBITDA to Net income:

Reconciliation of profit	Second Quarter		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021

Net income	$29.7	$89.1	$62.2	$112.6
Add back Income tax expense	12.8	33.5	26.6	41.8
Add back Equity in earnings of affiliated companies, net of tax	(0.1)	(0.3)	(0.2)	(0.4)
Income before earnings in affiliated companies and income taxes	42.4	122.3	88.6	154.0
Add back Interest and other financial expense, net	10.5	9.0	18.9	18.9
Add back Reclassification of actuarial losses from AOCI	—	1.2	—	2.4
Income from operations	52.9	132.5	107.5	175.3
Add back depreciation and amortization of intangible assets, right of use assets, and property, plant and equipment	27.4	25.2	54.7	50.8
EBITDA	80.3	157.7	162.2	226.1
Equity in earnings of affiliated companies, net of tax	0.1	0.3	0.2	0.4
Evonik legal settlement:
Cash settlement	—	(79.5)	—	(79.5)
Release of legal reserve, net	—	(3.4)	—	(3.4)
Long term incentive plan	1.6	1.2	3.1	2.2
Other adjustment	1.4	2.5	1.1	3.9
Adjusted EBITDA	$83.4	$78.8	$166.6	$149.7
Reconciliation of Contribution margin and Contribution margin per metric ton to Gross profit:

	Second Quarter		Six Months Ended June 30,
(In millions, unless otherwise indicated)	2022	2021	2022	2021

Revenue	$541.2	$401.0	$1,025.7	$761.1
Variable costs	370.3	247.4	687.5	460.4
Contribution margin	170.9	153.6	338.2	300.7
Freight	25.8	24.0	53.2	46.5
Fixed costs	(76.9)	(67.5)	(153.7)	(134.6)
Gross profit	$119.8	$110.1	$237.7	$212.6
Volume (in kmt)	251.4	250.3	504.6	504.4
Contribution margin per metric ton	$679.8	$613.9	$670.2	$596.2
Gross profit per metric ton	$476.5	$439.8	$471.1	$421.5

ORION ENGINEERED CARBONS
Reconciliation of Adjusted EPS to Basic EPS:

	Second Quarter		Six Months Ended June 30,
(In millions, except per share amounts)	2022	2021	2022	2021

Net income	$29.7	$89.1	$62.2	$112.6
add back long term incentive plan	1.6	1.2	3.1	2.2
add back other adjustment items	1.4	2.5	1.1	3.9
add back reclassification of actuarial losses from AOCI	—	1.2	—	2.4
add back amortization	1.8	2.0	3.7	4.0
less gain related to legal settlement	—	(82.9)	—	(82.9)
add back foreign exchange rate impacts	2.7	1.3	2.1	4.5
add back amortization of transaction costs	0.4	0.6	0.8	1.1
Tax effect on add back items at estimated tax rate	(2.3)	22.2	(3.2)	19.4
Adjusted net income	$35.3	$37.2	$69.8	$67.2

Total add back items	$5.6	$(51.9)	$7.6	$(45.4)
Impact add back items per share	$0.09	$(0.85)	$0.13	$(0.75)
Earnings per share (basic)	$0.49	$1.47	$1.02	$1.86
Adjusted EPS	$0.58	$0.62	$1.15	$1.11

ORION ENGINEERED CARBONS

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except share and per share amounts)	2022	2021	2022	2021

Net sales	$541.2	$401.0	$1,025.7	$761.1
Cost of sales	421.4	290.9	788.0	548.5
Gross profit	119.8	110.1	237.7	212.6
Selling, general and administrative expenses	59.7	55.0	117.2	107.4
Research and development costs	5.9	6.0	11.4	10.7
Gain related to litigation settlement	—	(82.9)	—	(82.9)
Other (income) expenses, net	1.3	(0.5)	1.6	2.1
Income from operations	52.9	132.5	107.5	175.3
Interest and other financial expense, net	10.5	9.0	18.9	18.9
Reclassification of actuarial losses from AOCI	—	1.2	—	2.4
Income before earnings in affiliated companies and income taxes	42.4	122.3	88.6	154.0

Income tax expense	12.8	33.5	26.6	41.8
Earnings in affiliated companies, net of tax	0.1	0.3	0.2	0.4
Net income	$29.7	$89.1	$62.2	$112.6

Weighted-average shares outstanding (in thousands):
Basic	60,807	60,652	60,880	60,649
Diluted	61,010	60,743	61,237	60,721
Earnings per share:
Basic	$0.49	$1.47	$1.02	$1.86
Diluted	$0.49	$1.47	$1.02	$1.85

ORION ENGINEERED CARBONS
Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except share amounts)	June 30, 2022	December 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$40.9	$65.7
Accounts receivable, net	409.4	288.9
Inventories, net	285.3	229.8
Income tax receivables	7.1	12.1
Prepaid expenses and other current assets	68.9	68.5
Total current assets	811.6	665.0
Property, plant and equipment, net	728.2	707.9
Right-of-use assets	93.5	84.6
Goodwill	71.5	78.0
Intangible assets, net	30.2	36.3
Investment in equity method affiliates	4.6	5.3
Deferred income tax assets	61.4	50.4
Other assets	46.5	3.5
Total non-current assets	1,035.9	966.0
Total assets	$1,847.5	$1,631.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$218.3	$195.1
Current portion of long term debt and other financial liabilities	263.1	151.7
Accrued liabilities	41.2	50.9
Income taxes payable	18.0	16.9
Other current liabilities	41.0	34.1
Total current liabilities	581.6	448.7
Long-term debt, net	619.6	631.2
Employee benefit plan obligation	68.9	74.4
Deferred income tax liabilities	86.8	61.8
Other liabilities	95.4	95.2
Total non-current liabilities	870.7	862.6
Stockholders' Equity
Common stock
Authorized: 65,035,579 and 65,035,579 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 60,749,265 and 60,656,076 shares	85.3	85.3
Treasury stock, at cost, 242,994 and 336,183	(4.7)	(6.3)
Additional paid-in capital	72.1	71.4
Retained earnings	276.3	217.8
Accumulated other comprehensive loss	(33.8)	(48.5)
Total stockholders' equity	395.2	319.7
Total liabilities and stockholders' equity	$1,847.5	$1,631.0

ORION ENGINEERED CARBONS
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(In millions)	2022	2021

Cash flows from operating activities:
Net income	$62.2	$112.6
Adjustments to reconcile Net income to Net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	54.7	50.8
Amortization of debt issuance costs	0.8	1.1
Share-based incentive compensation	3.1	2.2
Deferred tax (benefit) provision	4.1	(1.7)
Foreign currency transactions	(13.4)	(7.4)
Reclassification of actuarial losses from AOCI	—	2.4
Other operating non-cash items, net	(0.9)	(3.0)
Changes in operating assets and liabilities, net:
Trade receivables	(137.8)	(71.0)
Inventories	(68.7)	(46.2)
Trade payables	46.1	10.8
Other provisions	(6.9)	(1.3)
Income tax liabilities	7.2	32.5
Other assets and liabilities, net	(1.4)	3.3
Net cash (used in)/provided by operating activities	(50.9)	85.1
Cash flows from investing activities:
Acquisition of intangible assets and property, plant and equipment	(108.7)	(58.3)
Net cash used in investing activities	(108.7)	(58.3)
Cash flows from financing activities:
Proceeds from long-term debt borrowings	17.2	—
Repayments of long-term debt	(1.5)	(4.2)
Payments for debt issue costs	(0.8)	—
Cash inflows related to current financial liabilities	178.3	36.4
Cash outflows related to current financial liabilities	(52.2)	(48.8)
Dividends paid to shareholders	(2.5)	—
Other financing activities	(0.4)	—
Net cash provided by (used in) financing activities	138.1	(16.6)
Increase (decrease) in cash, cash equivalents and restricted cash	(21.5)	10.2
Cash, cash equivalents and restricted cash at the beginning of the period	68.5	67.9
Effect of exchange rate changes on cash	(2.5)	(1.1)
Cash, cash equivalents and restricted cash at the end of the period	44.5	77.0
Less restricted cash at the end of the period	3.6	2.9
Cash and cash equivalents at the end of the period	$40.9	$74.1